For Immediate Release

FERRO ANNOUNCES SALE OF ITS PHARMACEUTICALS BUSINESS

•	Represents continued execution of Ferro’s value creation strategy

•	Advances focus on core businesses

CLEVELAND—April 1, 2013—Ferro Corporation (NYSE: FOE, the “Company”) announced today that it has completed the sale of its pharmaceuticals business, Pfanstiehl Laboratories, to PLI Holdings, Inc., an affiliate of Med Opportunity Partners, LLC. Consideration was comprised of a $16.9 million cash payment and an earn-out incentive payment of up to $8 million, payable over two years based on attained earnings targets. In addition, the Company retained certain tax benefits with an estimated value of approximately $5 million. Ferro’s pharmaceuticals business generated segment income of $2.4 million in 2012.

The divestiture follows the Company’s February 6, 2013, sale of its solar pastes assets and marks the continued execution of Ferro’s strategy to divest non-core businesses and drive earnings growth and profitability from its core Performance Materials and Performance Chemicals businesses.

“The sale of our pharmaceuticals business is another important milestone in our value creation strategy. The Ferro portfolio now is more fully concentrated in our core technologies in coatings and color and glass science, polymer science, and organic synthesis,” said Peter Thomas, Interim President and Chief Executive Officer of Ferro. “Together with our previously announced initiatives to reduce costs by more than $50 million, the successful sale of our solar pastes assets, and the additional financial flexibility gained by amending our credit facility, today’s announcement reflects the Board’s and management’s commitment to drive shareholder value from our Performance Materials and Performance Chemicals businesses. We will remain focused on improving return on invested capital and cash flow by streamlining operations, reducing operating costs, and pursuing select growth opportunities. We are energized by the progress we’re making and committed to reaching our value creation objectives.”

Mr. Thomas added, “On behalf of everyone at Ferro, I thank the Pfanstiehl team for their many contributions. I am confident they will have exciting opportunities ahead. I also extend our thanks to our advisors on the transaction. The sale announced today is the culmination of an extended period of marketing the business.”

The Company was advised by KeyBanc Capital Markets and Calfee, Halter & Griswold LLP.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,780 employees globally and reported 2012 sales of $1.8 billion.

About Pfanstiehl

Pfanstiehl is a leading technology-based provider of specialized products and services for niche pharmaceutical and biotechnological applications. Pfanstiehl produces commercial quantities of high-purity, low-endotoxin sugars utilized as injectable excipients and for cell culture media and protein stabilization as well as high-potency active pharmaceutical ingredients (APIs), including cytotoxic actives. The business is located in Waukegan, Illinois, and has 80 employees.

About Med Opportunity Partners, LLC

Med Opportunity Partners LLC (http://www.MedOpportunity.com) is a private equity firm that invests in healthcare companies at their growth stage. It is based in Greenwich, Connecticut.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical or heavily influenced by consumer spending;

•	Ferro’s ability to successfully implement its value creation strategy;

•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results, including projected savings;

•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

•	Ferro’s ability to access capital markets, borrowings, or financial transactions;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	the availability of reliable sources of energy and raw materials at a reasonable cost;

•	currency conversion rates and economic, social, regulatory, and political conditions around the world;

•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;

•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;

•	Ferro’s ability to successfully introduce new products or enter into new growth markets;

•	sale of products into highly regulated industries;

•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

•	Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;

•	competitive factors, including intense price competition;

•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against the Company;

•	management of Ferro’s general and administrative expenses;

•	Ferro’s multi-jurisdictional tax structure;

•	the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on capital;

•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;

•	stringent labor and employment laws and relationships with the Company’s employees;

•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;

•	implementation of new business processes and information systems;

•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;

•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets, including the final amount of impairment and other charges described in this press release;

•	Ferro’s borrowing costs could be affected adversely by interest rate increases;

•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;

•	Ferro may not pay dividends on its common stock in the foreseeable future; and

•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents, and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2012.

Contacts

Ferro Corporation
Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com